Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our reports dated May 10, 2024 and May 22, 2024, relating to the financial statements of BRB Foods Inc. as of December 31, 2023, and 2022 and March 31, 2024, and 2023 and to all references to our firm included in this Registration Statement.

/s/ Russell Bedford GM Auditores Independentes S/S

Certified Public Accountants

Porto Alegre, RS, Brazil

June 03, 2024